Exhibit 99.1
FIRST AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“First Amendment”), dated as of January 14, 2008, is made and entered into by and between MOTORCAR PARTS OF AMERICA, INC., a New York corporation (“Borrower”), and UNION BANK OF CALIFORNIA, N.A., a national banking association (“Bank”).
RECITALS:
A. Borrower and Bank are parties to that certain Amended and Restated Credit Agreement dated as of October 24, 2007 (the “Agreement”), pursuant to which Bank agreed to make various credit facilities available to Borrower in the respective amounts provided for therein.
B. Borrower has requested that Bank agree to extend the Revolving Credit Commitment Termination Date from October 1, 2008 to October 1, 2009. Bank is willing to so extend the Revolving Credit Commitment Termination Date, subject, however, to the terms and conditions of this First Amendment.
AGREEMENT:
     In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:
1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
2. Amendment to the Agreement. The definition of “Revolving Credit Commitment Termination Date” appearing in Section 1 of the Agreement is hereby amended by substituting the date “October 1, 2009” for the date “October 1, 2008” appearing therein.
3. Effectiveness of this First Amendment. This First Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:
     (a) A counterpart of this First Amendment, duly executed by Borrower:
     (b) A replacement Revolving Note, on Bank’s standard form therefor, in the principal amount of Thirty-Five Million Dollars ($35,000,000), duly executed by Borrower;

     (c) An Authorization to Disburse, on Bank’s standard form therefor, duly executed by Borrower, authorizing Bank to disburse the proceeds of advances under the replacement Revolving Note as provided for in the Agreement, as amended hereby;
     (d) A legal documentation fee in the sum of Three Hundred Dollars ($300), which legal documentation fee shall be non-refundable; and
     (e) Such other documents, instruments or agreements as Bank may reasonably deem necessary in order to effect fully the purposes of this First Amendment.
4. Ratification.
     (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and
     (b) Upon the effectiveness of this First Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof”, or words of like import referring to the Agreement shall mean and be a reference to the Agreement, as amended by this First Amendment, and each reference in the Agreement to the “Revolving Note” or words of like import referring to the Revolving Note shall mean and be a reference to the replacement Revolving Note issued pursuant to this First Amendment.
5. Representations and Warranties. Borrower represents and warrants as follows:
     (a) Each of the representations and warranties contained in Section 5 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;
     (b) The execution, delivery and performance of this First Amendment and the execution and delivery of the replacement Revolving Note provided for hereinabove are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;
     (c) This First Amendment is, and the replacement Revolving Note provided for hereinabove when executed and delivered for value received shall be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms; and
     (d) No event has occurred and is continuing or would result from this First Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse, or both.
     6. Governing Law. This First Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.
     7. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.
     WITNESS the due execution hereof as of the date first above written.

“Borrower” MOTORCAR PARTS OF AMERICA, INC.
By:	/s/ Selwyn H. Joffe
Selwyn H. Joffe
Chairman, President and Chief Executive Officer

“Bank” UNION BANK OF CALIFORNIA, N.A.
By:	/s/ Cary Moore
Cary Moore
Senior Vice President

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